  UNITED STATES
  SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

  FORM C-AR

  UNDER THE SECURITIES ACT OF 1933

  (Mark one.)

  ? Form C: Offering Statement
  ? Form C-U: Progress Update
  ? Form C/A: Amendment to Offering Statement
  ? Check box if Amendment is material and investors must reconfirm within five business days.
  ? Form C-AR: Annual Report
  ? Form C-AR/A: Amendment to Annual Report
  ? Form C-TR: Termination of Reporting

  Name of issuer
  LocalBuzz, Inc.

  Legal status of issuer

    Form
    Corporation

    Jurisdiction of Incorporation/Organization
    Delaware

    Date of organization
    October 26, 2017

  Physical address of issuer
  21817 N 38th PL, Phoenix, AZ 85050

  Website of issuer
  https://localbuzz.co

  Name of co-issuer
  LocalBuzz I, a series of Wefunder SPV, LLC

  Legal status of co-issuer

    Form
    Limited Liability Company

    Jurisdiction of Incorporation/Organization
    Delaware

    Date of organization
    August 11, 2022

  Physical address of co-issuer
  4104 24th St. , PMB 8113, San Francisco, CA 94114

  Website of co-issuer
  wefunder.com

  Current number of employees
  2

  Most recent fiscal year-end
  Prior fiscal year-end
  Total Assets
  $3,370.00
  $2,400.00
  Cash & Cash Equivalents
  $3,370.00
  $1,813.00
  Accounts Receivable
  $0.00
  $0.00
  Short-term Debt
  $0.00
  $0.00
  Long-term Debt
  $0.00
  $0.00
  Revenues/Sales
  $40,000.00
  $4,000.00
  Cost of Goods Sold
  $0.00
  $0.00
  Taxes Paid
  $615.00
  $634.00
  Net Income
  -$4,030.00
  -$77,573.00

  April 19, 2025

  FORM C-AR

  LocalBuzz, Inc.

        This Form C-AR (including the cover page and all exhibits attached hereto, the "Form C-
  AR) is being furnished by LocalBuzz, Inc., a Delaware Corporation (the "Company," as well as references to "we," "us," or "our") for the sole purpose of providing certain information about the
  Company as required by the Securities and Exchange Commission ("SEC").

  No federal or state securities commission or regulatory authority has passed upon the accuracy or adequacy of this document. The U.S. Securities and Exchange Commission does not pass upon the accuracy or completeness of any disclosure document or literature.
  The Company is filing this Form C-AR pursuant to Regulation CF (? 227.100 et seq.)
  which requires that it must file a report with the Commission annually and post the report on its website at https://localbuzz.co no later than 120 days after the end of each fiscal year covered by the report. The Company may terminate its reporting obligations in the future in accordance with Rule 202(b) of Regulation CF (? 227.202(b)) by 1) being required to file reports under Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, 2)
  filing at least one annual report pursuant to Regulation CF and having fewer than 300 holders of record, 3) filing annual reports for three years pursuant to Regulation CF and having assets equal to or less than $10,000,000, 4) the repurchase of all the Securities sold pursuant to Regulation CF by the Company or another party, or 5) the liquidation or dissolution of the Company.

  The date of this Form C-AR is April 29, 2025 .

  THIS FORM C-AR DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR SELL
  SECURITIES.

        Forward Looking Statement Disclosure

        This Form C-AR and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this
  Form C-AR are forward-looking statements. Forward-looking statements give the Issuers?
  current reasonable expectations and projections relating to their respective financial conditions, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project,"
  "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

        The forward-looking statements contained in this Form C-AR and any documents incorporated by reference herein or therein are based on reasonable assumptions the Issuers have made in light of their industry experience, perceptions of historical trends, current conditions, expected future developments and other factors they believe are appropriate under the circumstances. As you read and consider this Form C-AR, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Issuers? control) and assumptions. Although the Issuers believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect their actual operating and financial performance and cause their performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Issuers? actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

        Any forward-looking statement made by either of the Issuers in this Form C-AR or any documents incorporated by reference herein or therein speaks only as of the date of this Form C-
  AR. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Issuers to predict all of them. The
  Issuers undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

  Table of Contents
  SUMMARY 5
  The Business 6
  RISK FACTORS 6
  Risks Related to the Company?s Business and Industry 6
  BUSINESS 10
  Description of the Business 10
  Business Plan - The Company 10
  Business Plan - The Co-Issuer 10
  History of the Business 11
  The Company?s Products and/or Services 11
  Competition 11
  Supply Chain and Customer Base 12
  Intellectual Property 12
  Governmental/Regulatory Approval and Compliance 12
  Litigation 12
  Other 12
  DIRECTORS, OFFICERS AND EMPLOYEES 12
  Directors of the Company 13
  Officers of the Company 13
  Employees of the Company 13
  CAPITALIZATION AND OWNERSHIP 13
  Capitalization of the Company 13
  Ownership of the Company 14
  FINANCIAL INFORMATION 15
  Operations 15
  Liquidity and Capital Resources 15
  Capital Expenditures and Other Obligations 15
  Material Changes and Other Information 15
  Trends and Uncertainties 15
  Restrictions on Transfer 16
  TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST 16
  Related Person Transactions 16
  Conflicts of Interest 16
  OTHER INFORMATION 16
  Bad Actor Disclosure 17
  EXHIBITS 20
  EXHIBIT A 21

  About this Form C-AR

  You should rely only on the information contained in this Form C-AR. We have not authorized anyone to provide you with information different from that contained in this Form C-AR. You should assume that the information contained in this Form C-AR is accurate only as of the date of this Form C-AR, regardless of the time of delivery of this Form C-AR. Our business, financial condition, results of operations, and prospects may have changed since that date.
  Statements contained herein as to the content of any agreements or other document are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

  SUMMARY

  The following summary is qualified in its entirety by more detailed information that may appear elsewhere in this Form C-AR and the Exhibits hereto.

  LocalBuzz, Inc. (the "Company") is a Delaware Corporation, formed on October 26, 2017.

  The Company is located at 21817 N 38th PL, Phoenix, AZ 85050.

  The Company?s website is https://localbuzz.co.

  The information available on or through our website is not a part of this Form C-AR.

  LocalBuzz I, a series of Wefunder SPV, LLC (the "Co-Issuer") is a Delaware Limited Liability
  Company, formed on August 11, 2022.

  The Co-Issuer is located at 4104 24th St. , PMB 8113, San Francisco, CA 94114.

  The Co-Issuer?s website is wefunder.com .

  The information available on or through our website is not a part of this Form C. In making an investment decision with respect to our Securities, you should only consider the information contained in this Form C.

  The Business

  LocalBuzz is a mobile app and web experience where you go to see videos about what?s happening today and find things to do. In our mobile app, we made it super easy and quick to record and share videos.

  RISK FACTORS

  Risks Related to the Company?s Business and Industry

  LocalBuzz, Inc. is an early stage company incorporated on October 26, 2017. Accordingly, the
  Company?s operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in LocalBuzz, Inc.

  must be considered in light of the risks, expenses. and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. These risks include LocalBuzz?s substantial dependence on acceptance into a highly competitive marketplace surrounded by better funded and more established companies. our need lo conduct product development, and our need lo expand our sales and support organizations,

  respond to competition, manage changing operations, develop strategic relationships, control costs and expenses, maintain and enhance our brand, expand our product and service offerings, improve function and benefits, attract, integrate, retain and motivate qualified personnel, and rely upon acceptance and growth in our targeted markets. In addition to being subject lo all of the risks associated with the creation of a new business, LocalBuzz, Inc. will be subject to factors affecting business generally, such as genera.I economic conditions.

  increasing government regulatory activi(y, scarcity of environmental resources. and competition. LocalBuzz, Inc. believes that the estimates prepared by them aslo capital,

  personnel, equipment, and facilities required for their operations are reasonable, but until their operations have continued for a period of time, it will be impossible to determine the accuracy of such estimates. No assurance can be given as to the ultimate success of the

  Company. The likelihood of the success of the Company must be considered in light of the problems, expenses. difficulties, complications, and delays frequently encountered in connection with the formation of a new business.

  Investors that purchase Shares in this Offering will be required lo become bound by our
  Shareholders Agreement A copy of the Shareholders Agreement is available upon request from the Company. The Shares may be transferred only if certain legal requirements as well as requirements imposed by our Shareholders Agreement are satisfied and only with our consent The Shareholders Agreement imposes certain requirements and restrictions on the ability of a shareholder lo sell or transfer the Shares. Among other requirements, in most circumstances, the shareholder must first offer the Shares to the Company and then the other shareholders before the shareholder may transfer the Shares lo a third party.

  Certificates representing the Shares will also bear a legend indicating that the Shares are subject to the restrictions on transfer imposed by the Shareholders Agreement.

  We make a significant effort to protect our intellectual property rights including our trade secrets, trademarks, copyright and those rights pertaining to our online marketplace and search algorithms.

  Even with our efforts to protect our rights, there is a possibility that parties lacking authorization will attempt to copy our intellectual property and use our trade secrets. If that should happen, our business could be harmed. In addition, we may be forced into litigation, which often is expensive and time-consuming, to protect our trade-secret rights. The outcome of such litigation could have a negative impact on our competitive position. We also may need to protect our intellectual property rights in proceedings before governmental administrative bodies both in the U.S. and abroad. Keeping watch over those rights may become more difficult and costly as we expand into new countries, especially those lacking strong laws protecting intellectual property. Our efforts to protect our property rights could be a drain on our resources and affect our business bottom line. We also may fail to obtain or maintain trade secret protection, and as a result, our competitors could acquire our trade secrets or independently develop unpatented technology similar to ours or competing technologies, which could adversely affect our competitive business position.

  Technical developments, client requirements, programming languages. and industry standards change frequently in our markets. As a result, success in current markets and new markets will depend upon our ability to enhance current products. address any product defects or errors. acquire or develop and

  introduce new products that meet client needs, keep pace with technology changes, respond to competitive products, and achieve market acceptance. Product development requires substantial investments for research, refinement, and testing. We may not have sufficient resources to make necessary product development investments. We may experience technical or other difficulties that will delay or prevent the successful development, introduction, or implementation of new or enhanced products. We may also experience technical or other difficulties in the integration of acquired technologies into our existing platform and applications. Inability to introduce or implement new or enhanced products in a timely manner could result in loss of market share if competitors are able to provide solutions to meet customer needs before we do, give rise to unanticipated expenses related to further development or modification of acquired technologies as a result of integration issues, and adversely affect future performance.

  With shelter-in-place orders and non-essential business closings potentially happening throughout 2020, 2021, 2022 and into the future due to COVID-19, the Company?s revenue has been adversely affected.

  The success of our business depends on successfully signing up businesses and content creators to use our creator marketplace. There is a risk that we will not successfully acquire customers on both sides of the market.

  An economic crisis could disrupt the ability for businesses to utilize our creator marketplace tn perform their marketing activities and affect our ability to generate revenues as projected.

  The Company may never receive a future equity financing or elect to convert the Securities upon such future financing.

  In addition. the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers

  8

  could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them.

  The Securities are not equity interests, have no ownership rights, have no rights to the

  Company?s assets or profits and have no voting rights or ability to direct the Company or its actions.

  Our future success depends on the efforts of a small management team.
  The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

  The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The

  Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests. have no ownership rights, have no rights to the Company?s assets or profits and have no voling rights or ability to direct the Company or its actions.

  In addition to the risks listed above, businesses are often subject to risks not foreseen or fully appreciated by the management. It is not possible to foresee all risks that may affect us.

  Moreover, the Company cannot predict whether the Company will successfully effectuate the

  Company?s current business plan. Each prospective Purchaser is encouraged to carefully analyze the risks and merits of an investment in the Securities and should take into consideration when making such analysis, among other, the Risk Factors discussed above.

  In addition to the risks listed above, businesses are often subject to risks not foreseen or fully appreciated by the management. It is not possible to foresee all risks that may affect us.
  Moreover, the Company cannot predict whether the Company will successfully effectuate the
  Company?s current business plan. Each prospective Purchaser is encouraged to carefully analyze the risks and merits of an investment in the Securities and should take into consideration when making such analysis, among other, the Risk Factors discussed above.

  BUSINESS

  Description of the Business

  LocalBuzz is a mobile app and web experience where you go to see videos about what?s happening today and find things to do. In our mobile app, we made it super easy and quick to record and share videos.

  Business Plan - The Company

  Local Buzz?s business model relies on content creators and businesses working together to drive plans for hosted businesses, advertising, and even from syndicating our content to major travel engagement on the app. We will source revenue from content creator marketplace, subscription platforms like TripAdvisor and Airbnb.

  Business Plan - The Co-Issuer

  LocalBuzz I, a series of Wefunder SPV, LLC (the ?Co-Issuer?) was formed by or on behalf of the Company on Delaware in Delaware and is operated as a ?crowdfunding vehicle? pursuant to an exemption from the IC Act provided in IC Act Rule 3a-9. The Co-Issuer was formed for the sole purpose of directly acquiring, holding, and disposing of the Company?s in one or more offerings made in compliance with Regulation Crowdfunding under the Securities Act.
  In compliance with the Securities Act and IC Act, the Co-Issuer?s organizational documents and agreements with the Company specify or contemplate that the Co-Issuer:

  * Does not borrow money and is only permitted to use the proceeds from the sale of to purchase the Company?s ;
  * Will issue only one class of securities in one or more offerings under Regulation
  Crowdfunding in which it and the Company are deemed to be co-issuers under the Securities
  Act;
  * Has received a written undertaking from the Company to fund or reimburse the expenses associated with its formation, operation, or winding up, will receive no other compensation, and any compensation paid to any person operating the Co-Issuer will be paid solely by the
  Company;
  * Will maintain the same fiscal year-end as the Company;
  * Will maintain a one-to-one relationship between the number, denomination, type and rights of it owns and the number, denomination, type and rights of its securities outstanding;
  * Will seek instructions from the holders of with regard to:
  o If contemplated by the terms of the , the voting of the it holds, noting that is will only vote the in accordance with such instructions; and
  o Participating in tender or exchange offers or similar transactions conducted by the
  Company, noting that it will only participate in such transactions in accordance with such instructions;
  * Has received and will, in the future, otherwise provide when received from the Company all disclosures and other information required under Regulation Crowdfunding;
  * Will promptly provide disclosures and other information received by the Company to the investors and potential investors in the and to the relevant intermediary; and
  * Will provide to each investor the right to direct the Co-Issuer to assert the rights under State and Federal law that the investor would have if he or she had invested directly in the
  Company and will provide to each investor any information that it receives from the
  Company as a shareholder of record of the Company.

  History of the Business

  The Company?s Products and/or Services

  Product / Service
  Description
  Current Market
  Mobile App
  Record and Share videos
  Local communities
  throughout the world

  LocalBuzz will be launching a first-in-kind local creator marketplace platform that will provide a novel suite of tools that?ll uniquely help local businesses and creators connect and collaborate on creating social media content. The innovation achievements have the potential to change the whole local marketing landscape in the following ways: (1) put more local businesses in the position to do cost-effective and time-efficient digital marketing activities, (2) create economic opportunities for the overlooked 46.7 million "amateur" content creators, (3) reverse course on the growing problem of local information deserts. This innovation also has the potential to generate circular economic effects within local communities by keeping wealth creation recirculated within the community.

  We offer our content and services via our mobile app and website.

  Competition

  The Company?s primary competitors are TikTok and Instagram.

  We are competing with a variety of companies in the United States and abroad. A number of companies are much larger, well-established, have long-standing relationships with customers and potential business partners, have greater name recognition and have access to greater financial and marketing resources. If we are unable to compete effectively with competitors, our business, financial conditions and results of operations may be adversely affected.

  Supply Chain and Customer Base

  Our most important asset is our people. One of our key goals is to have the best talent, with highly specialized skills, at the right levels in the right locations, to inhale our differentiation and competitiveness.

  The Company?s customers are primarily local communities including: local businesses, social media influencers, and travelers.

  Intellectual Property

  Trademarks

  Application
  or
  Registration
  #
  Goods /
  Services
  Mark
  File Date
  Registration
  Date
  Country
  7,009,700
  9, 35, 38, 41,
  42, 45
  LOCALBUZ
  Z
  November
  22, 2021
  March 23,
  2023
  United States

  Governmental/Regulatory Approval and Compliance

  WE are organized under, and subject to, the laws of a state or territory of the United States or the
  District of Columbia.

  Litigation

  There are no existing legal suits pending, or to the Company?s knowledge, threatened, against the Company.

  Other

  The Company?s principal address is 21817 N 38th PL, Phoenix, AZ 85050

  The Company has the following additional addresses:

  The Company conducts business in .

  DIRECTORS, OFFICERS AND EMPLOYEES

  Directors of the Company

  The directors or managers of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years and their educational background and qualifications.

  Officers of the Company

  The officers of the Company are listed below along with all positions and offices held at the
  Company and their principal occupation and employment responsibilities for the past three (3)
  years and their educational background and qualifications.

  Indemnification

  Indemnification is authorized by the Company to directors, officers or controlling persons acting in their professional capacity pursuant to Delaware law. Indemnification includes expenses such as attorney?s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

  Employees of the Company

  The Company currently has 2 employees in .

  CAPITALIZATION AND OWNERSHIP

  Capitalization of the Company

  The Company has issued the following outstanding Securities:

  Type of security
  Common Stock
  Amount outstanding
  10,000,000
  Voting Rights
  Yes.
  Anti-Dilution Rights

  How this Security may limit, dilute or
  qualify the Notes/Bonds issued pursuant to
  Regulation CF

  Other Material Terms or information.

  Type of security
  SAFE (Simple Agreement for Future Equity)
  Amount outstanding
  0
  Voting Rights

  Anti-Dilution Rights

  How this Security may limit, dilute or
  qualify the Notes/Bonds issued pursuant to
  Regulation CF

  Other Material Terms or information.

  Value of SAFE or Convertible Notes

  The Company has the following debt outstanding:

  The total amount of outstanding debt of the company is $0.00.

  The Company has conducted the following prior Securities offerings in the past three years:

  Security
  Type
  Number
  Sold
  Money
  Raised
  Use of
  Proceeds
  Offering
  Date
  Exemption
  from
  Registration
  Used or
  Public
  Offering
  SAFE
  (Simple
  Agreement
  for Future
  Equity)
  139,000
  $53,887.00
  Development,
  marketing,
  Wefunder
  fees, and
  operations
  April 15,
  2022
  Regulation
  CF
  SAFE
  (Simple
  Agreement
  for Future
  Equity)

  $139,000.00
  General
  August 1,
  2021
  Section
  4(a)(2)

  Ownership of the Company

  A majority of the Company is owned by Adrian Gillette and Souksavanh Chanthavong.

  Below the beneficial owners of 20% percent or more of the Company?s outstanding voting equity securities, calculated on the basis of voting power, are listed along with the amount they own.

  Name
  Percentage Owned
  Souksavanh Chanthavong
  23.4%
  Adrian Gillete
  56.9%

  FINANCIAL INFORMATION

  Please see the financial information listed on the cover page of this Form C-AR and attached hereto in addition to the following information. Financial statements are attached hereto as Exhibit A.

  Recent Tax Return Information

  Total Income
  Taxable Income
  Total Tax
  -$4,030
  $0
  $0

  Operations

  The company launched its creator marketplace in January 2024 and is generating revenue.
  Phoenix was the first city for the marketplace. The company plans to expand into a new city market in Q2 and one more market by Q4. In addition to the marketplace, the company is generating revenue from contracts with community organizations, such as LISC.

  The company will be growing its revenue stream from the newly launched creator marketplace.
  The company will also continue to pursue contracts and grants from local economic initiatives.

  Liquidity and Capital Resources

  On April 15, 2022 the Company conducted an offering pursuant to Regulation CF and raised
  $53,887.00.

  On August 1, 2021 the Company conducted an offering pursuant to Section 4(a)(2) and raised
  $139,000.00.

  The Company does not have any additional sources of capital other than the proceeds from the
  Regulation CF Offering.

  Capital Expenditures and Other Obligations

  The Company does not intend to make any material capital expenditures in the future.

  Material Changes and Other Information

  Trends and Uncertainties

  The financial statements are an important part of this Form C-AR and should be reviewed in their entirety. The financial statements of the Company are attached hereto as Exhibit A.

  Restrictions on Transfer

  Any Securities sold pursuant to Regulation CF being offered may not be transferred by any
  Investor of such Securities during the one-year holding period beginning when the Securities were issued, unless such Securities were transferred: 1) to the Company or the Co-Issuer, 2) to an accredited investor, as defined by Rule 501(d) of Regulation D of the Securities Act of 1933, as
  amended, 3) as part of an Offering registered with the SEC or 4) to a member of the family of the
  Investor or the equivalent, to a trust controlled by the Investor, to a trust created for the benefit of a family member of the Investor or the equivalent, or in connection with the death or divorce of the Investor or other similar circumstances. "Member of the family" as used herein means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother/father/daughter/son/sister/brother-in-law, and includes adoptive relationships.
  Remember that although you may legally be able to transfer the Securities, you may not be able to find another party willing to purchase them.

  TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST

  Related Person Transactions

  From time to time the Issuers may engage in transactions with related persons. Related persons are defined as any director or officer of the Company or the Co-Issuer, as applicable; any person who is the beneficial owner of 10 percent or more of the outstanding voting equity securitiesof the Company or the Co-Issuer, as applicable,, calculated on the basis of voting power; any promoter of the Company or the Co-Issuer; any immediate family member of any of the foregoing persons or an entity controlled by any such person or persons.

  The purchase of the Company?s by the Co-Issuer in order to secure the Investor?s indirect interest in the Company through the purchase by Investor?s of the may be deemed to be a related party transaction by and among the Issuers of the Securities contemplated by this Offering.

  In addition to the contemplated Offering, the Issuers have the following transactions with related persons:

  None.

  None.

  Conflicts of Interest

  To the best of our knowledge the Issuers have not engaged in any transactions or relationships, which may give rise to a conflict of interest with the Companyor the Co-Issuer, their operations or its security holders.

  OTHER INFORMATION

  The Company has not failed to comply with the ongoing reporting requirements of
  Regulation CF ? 227.202 in the past.

  The Company is not subject to any Bad Actor Disqualifications under any relevant U.S.
  securities laws. The Co-Issuer is not subject to any Bad Actor Disqualifications under any relevant U.S. securities laws.

  Bad Actor Disclosure

  The Company is not subject to any Bad Actor Disqualifications under any relevant U.S.
  securities laws.

  SIGNATURE

        Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and
  Regulation Crowdfunding (? 227.100 et seq.), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C-AR and has duly caused this
  Form to be signed on its behalf by the duly authorized undersigned.

        The issuer also certifies that the attached financial statements are true and complete in all material respects.

  /s/Adrian Gillette

  (Signature)

  Adrian Gillette

  (Name)

  CEO, Treasurer, Secretary

  (Title)

        Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and
  Regulation Crowdfunding (? 227.100 et seq.), the co-issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C and has duly caused this Form to be signed on its behalf by the duly authorized undersigned.

        The co-issuer also certifies that the attached financial statements are true and complete in all material respects.

  /s/Nicholas Tommarello

  (Signature)

  Nicholas Tommarello

  (Name)

  CEO of Wefunder

  (Title)

        Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and
  Regulation Crowdfunding (? 227.100 et seq.), this Form C-AR has been signed by the following persons in the capacities and on the dates indicated.

  /s/Adrian Gillettte

  (Signature)

  Adrian Gillettte

  (Name)

  CEO, Treasurer, Secretary

  (Title)

  (Date)

  Instructions.

  1. The form shall be signed by the issuer, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer and at least a majority of the board of directors or persons performing similar functions. If there is a co-issuer, the form shall also be signed by the co-issuer, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer and at least a majority of the board of directors or persons performing similar functions.

  2. The name of each person signing the form shall be typed or printed beneath the signature.

  Intentional misstatements or omissions of facts constitute federal criminal violations. See 18
  U.S.C. 1001.

  EXHIBITS

  Exhibit A Financial Statements of Company and Co-Issuer

  EXHIBIT A

  Financial Statements of Company and Co-Issuer
  1